EMPLOYMENT AGREEMENT

         THIS AGREEMENT dated the 25th day of February, 1997 (the "Effective Date") between HUMAN GENOME SCIENCES, INC., a Delaware corporation (the "Corporation") and William A. Haseltine, Ph.D. (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Corporation desires to employ the Employee as its Chairman and Chief Executive Officer; and

         WHEREAS, the Employee desires to accept such employment upon the terms and conditions set forth herein.

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations hereinafter set forth, the parties hereto agree as follows:

         1. Employment. The Corporation hereby employs the Employee, and the Employee hereby accepts continued employment by the Corporation as the Chairman and Chief Executive Officer of the Corporation upon the terms and conditions set forth herein.

         2. Term. Except as provided below, the term of this Agreement shall commence "Effective Date" and end on the third anniversary of the Effective Date of this Agreement (the "Initial Term"). The Agreement shall be automatically extended for successive one year periods, unless four (4) months prior to the end of the applicable term either party notifies the other in writing that it elects to terminate the Agreement. The Initial Term and any one year term extensions thereafter are hereinafter referred to as the "Term of Employment."

         3. Duties. The Employee shall be employed in an executive capacity as the Chairman and Chief Executive Officer of the Corporation. The Employee shall perform such duties and services, consistent with his position, as may be assigned to him from time to time by the Board of Directors of the Corporation. In furtherance of the foregoing, the Employee hereby agrees to perform the aforesaid duties and responsibilities and the other reasonable senior executive duties and responsibilities assigned to him from time to time. The office of the


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         Corporation   to  which   Employee  shall  be  assigned  shall  be  the
Corporation's present office in Rockville, Maryland or any other office the Corporation may establish in its discretion within thirty (30) miles of Rockville, Maryland.

         The Corporation shall also recommend to the shareholders of the Corporation that Employee be named as a Director of the Corporation and a member of the Executive Committee during the Term of Employment.

         4.       Time to be Devoted to Employment.

         (a) Except for reasonable vacations (to consist of four (4) weeks per year) and absences due to temporary illness, during the Term of Employment, the Employee shall devote substantially his full business time and energy to the business of the Corporation.

         (b) During the Term of Employment, the Employee shall not be engaged in any other business activity which, in the reasonable judgment of the Corporation, conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage. Subject to Section 14 hereof, the Corporation agrees that Employee may be a member of and/or consultant to Healthcare Investment Corporation, Scientific Advisory Board; Goddard College, Vermont; University of Maryland Biotechnology Institute, Board of Visitors; National Museum of American History, Board of Directors; Institute of Human Virology at the University of Maryland, Baltimore, Board of Visitors; AIDS Crisis Trust, Medical Adviser; numerous editorial boards and professional societies, plus any others approved by the Board of Directors (collectively the "Permitted Relationships") provided that the Permitted Relationships do not materially interfere with the performance of his duties and obligations with respect to the Corporation.

         (c) Notwithstanding Paragraphs 4(a) and 4(b), and subject to the obligations of confidentiality set forth in this Agreement, the Employee shall not be prevented from (i) writing and publishing books, treatises, articles and other publications, or (ii) teaching, lecturing, conducting seminars, or engaging in similar activities for not-for-profit entities; provided, however, that the activities of the Employee described in (i) and (ii) above do not materially interfere with the performance of his duties and obligations with respect to the Corporation.

         5.       Compensation; Reimbursement.

         (a) During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of Three Hundred Fifty Thousand Dollars ($350,000), payable in installments as is the policy of the Corporation with respect to employees of the Corporation at substantially the same employment level as the Employee, but in no event less frequently than once per month. Thereafter, the Base Salary shall be subject to increase at the option and in the sole discretion of the Board of Directors of the Corporation based on the performance of Employee.

         (b) As of December of each calendar year during the Term of Employment, Employee shall be entitled to an annual bonus as determined by the Board of Directors of the Corporation based on Employee's performance.

         (c) (i) During the Term of Employment, the Employee shall be entitled to medical insurance coverage (the cost of which shall be paid by the Corporation) and to such other fringe benefits as are made available from time to time to the employees of the Corporation at substantially the same employment level as the Employee, including, without limitation, four weeks paid vacation. In lieu of participation in any corporate sponsored medical insurance plan of the Corporation, and whether or not the Corporation provides such a plan, Employee shall have the right to convert his current medical insurance coverage to an individual policy and to maintain such policy or one essentially equivalent thereto and to have the Corporation pay the premium therefor (up to a maximum annual premium of $7,500) during the Term of Employment it being agreed and understood that Employee may elect to terminate any such individual policy and participate in a corporate sponsored medical insurance plan at any time during the Term of Employment at the Corporation's expense and without regard to the premium therefor.
                   (ii) Upon the termination of the Employee's employment hereunder pursuant to a Constructive Termination or a Termination Without Cause, Employee shall have the right to continue his current individual medical insurance policy, or convert his current corporate sponsored medical insurance coverage to an individual policy, and to maintain such policy or one essentially equivalent thereto and to have the Corporation pay the premium therefor (up to a maximum annual premium of $7,500) for a period of twenty-four months after the termination of


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employment.

         (d) The Corporation shall reimburse Employee, in accordance with the practice from time to time for other officers of the Corporation, for all reasonable and necessary traveling expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Corporation in the performance of his duties hereunder upon presentation by the Employee to the Corporation of appropriate vouchers.

         (e) During the Term of Employment, the Corporation shall provide Employee with a monthly automobile allowance (or an automobile leased in the Corporation's name with the rental payment paid by the Corporation) not to exceed Eight Hundred and Fifty Dollars ($850.00) per month, to cover the cost of Employee's purchase or lease of a car. The Corporation shall reimburse Employee for federal, state and local income taxes (but not penalties or interest) due and payable to Employee as a result of receipt of said automobile allowance or use of the Corporation's leased automobile hereunder.

         6.       Involuntary Termination.

         (a) If the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of one hundred twenty (120) days (with at least sixty (60) of such days being consecutive) during any ten-month period, the Corporation may, at that time or within a reasonable time thereafter, at its option, with the approval of a majority of the Board of Directors of the Corporation, terminate the employment of the Employee and the Term of Employment under this Agreement immediately upon giving him notice to that effect (such termination, as well as a termination under Section 6(b) hereof, being hereinafter called an "Involuntary Termination"). Until the Corporation shall have terminated the Employee's employment hereunder in accordance with the foregoing, the Employee shall be entitled to receive his compensation, notwithstanding any such physical or mental disability.

         (b) If the Employee dies during the Term of Employment, his employment hereunder and the Term of Employment shall be deemed to cease as of the date of his death.

         7. Termination For Cause. The Corporation may, with the approval of a majority of the Board of Directors of the Corporation, terminate the employment of the


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Employee  hereunder  and the Term of  Employment  at any time during the Term of
Employment for "cause" (such termination being hereinafter called a "Termination For Cause") by giving the Employee notice of such termination, upon the giving of which such termination shall take effect immediately. For the purposes of this Section 7, "cause" shall mean (i) the Employee's willful misconduct with respect to the business and affairs of the Corporation or any subsidiary or affiliate thereof, which action materially and adversely affects the business or affairs of the Corporation or any subsidiary or affiliate thereof, (ii) the Employee fails in any material respect to observe and perform his obligations and duties hereunder and such failure shall not be cured by the Employee within thirty (30) days of written notice thereof from the Corporation, (iii) the commission by the Employee of an act involving embezzlement or fraud against the Corporation or commission or conviction of a felony or (iv) the repeated use by the Employee of alcohol in a manner which impairs his duties or the repeated use of an illegal substance other than under a physician's prescription.

         8. Constructive Termination. A "constructive termination" shall occur when Employee resigns within six months of any one or more of the following events: (i) any reduction in his level of Base Salary, (ii) a relocation of his place of employment to a location more than thirty (30) miles from Rockville, Maryland, or (iii) any significant change in his responsibilities. Upon a Constructive Termination, Employee shall be entitled to receive, in addition to the amounts payable pursuant to Section 11 upon a Constructive Termination, severance pay for a period of twenty-four months at the rate of Base Salary prior to any reduction which caused a Constructive Termination. The severance pay shall be paid in the same installments as salary is paid.

         9. Termination Without Cause.The Corporation may, with the approval of a majority of the Board of Directors of the Corporation, terminate the employment of the Employee hereunder and the Term of Employment at any time during the Term of Employment without "cause" upon thirty (30) days prior written notice (such termination being hereinafter called a "Termination Without Cause"). If the Corporation fails in any material respect to observe and perform its obligations and duties under this Agreement and such failure shall not be cured by the Corporation within thirty (30) days of written notice thereof from the Employee, the


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Employee may terminate the employment of the Employee and the Term of Employment under this Agreement immediately upon giving the Corporation notice to that effect (such termination being hereinafter also called a "Termination Without Cause"). Upon a Termination Without Cause, Employee shall be entitled to receive, in addition to the amounts payable pursuant to Section 11 upon a Termination Without Cause, severance pay for a period of twenty-four months at the rate of the Base Salary. The severance pay shall be paid in the same installments as salary is paid.

         10. Voluntary Termination. Any termination of the employment of the Employee hereunder otherwise than as a result of an Involuntary Termination, a Termination For Cause, a Constructive Termination, or a Termination Without Cause shall be deemed to be a "Voluntary Termination". A Voluntary Termination shall be deemed to be effective immediately upon such termination.

         11.      Effect of Termination of Employment.

         (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination, Involuntary Termination or a Termination For Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive vested stock options and stock as set forth in separate contracts and:

               (i) the unpaid portion of the Base Salary provided for in Section 5.1(a), computed on a pro rata basis to the date of termination, plus any accrued and unpaid bonus with respect to any prior year;

               (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5.1(d);

               (iii) payment of all accrued and unused vacation time;

               (iv) any and all vested benefits under retirement plans or other qualified or non-qualified plans in which Employee is a participant at the time of termination, subject to applicable law and such plans; and

               (v) in the event of a termination other than a Termination For Cause or a Voluntary Termination, a pro rata share of the bonus determined pursuant to paragraph 5.1(b) for the year of termination.

         (b) Upon the termination of the Employee's employment hereunder pursuant to a Constructive Termination or a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive the termination payments equal to those provided for in the Section 11(a) hereof, plus the amounts set forth in Section 8 or 9, as appropriate, plus the vested stock options and stock as provided in separate contracts.

         12.      General Provisions.

         (a) This Agreement and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the conflicts of laws of the State of Maryland or any other jurisdiction.

         (c) If any portion of this Agreement shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a court of competent jurisdiction, to the extent necessary to allow the court to enforce such provision in a manner which is as consistent with the original intent of the provision as possible. The striking or modification by the court of any provision shall not have the effect of invalidating the Agreement as a whole.

         (d) This Agreement constitutes the entire and exclusive agreement between Employee and Corporation pertaining to the subject matter thereof, and supersedes and replaces any and all earlier agreements.

         (e) The obligations of Sections 9, 11, 12, 13, 14 and 15 shall survive termination of this Agreement.

         13. Corporation Rights to Intellectual Property. The Employee shall promptly disclose, grant and assign ownership to the Corporation for its sole use and benefit any and all inventions, improvements, information and copyrights (whether patentable or not), which he may develop, acquire, conceive or reduce to practice while employed by the Corporation (whether or not during usual working hours), together with all patent applications, letters patent, copyrights


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and  reissues  thereof  that  may at any  time be  granted  for or upon any such invention, improvement or information; provided, however, that Employee shall own any invention which Employee can demonstrate has no relationship to the business of the Corporation and which was neither conceived nor made by use of any of the time, facilities or materials of the Corporation. In connection therewith:

                  (i) The Employee shall without charge, but at the expense of the Corporation, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of the Corporation to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Corporation and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

                  (ii) The Employee shall render to the Corporation at its expense (including reimbursement to the Employee of reasonable out-of-pocket expenses incurred by the Employee and a reasonable payment for the Employee's time involved in case he is not then in its employ) all such assistance as it may require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Corporation may be involved relating to any such patents, inventions, improvements or technical information.

         In the event the Corporation gives written notice to Employee that the Corporation elects not to apply for a patent in a jurisdiction for an item above which is patentable, then Employee may, at his cost and expense, apply for a patent therefor on his own name in such jurisdiction.

         14.      Protection of Information.

         (a) Employee hereby covenants with Corporation that, throughout the Term of Employment, Employee will serve Corporation's best interests loyally and diligently. Throughout the course of employment by Corporation and thereafter, Employee will not disclose or provide to any person, firm, corporation or entity (except as appropriate in connection with his services to the Corporation) any information, materials, fbiologics or animals which are owned by


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the  Corporation  or which come into the  possession of the  Corporation  from a
third  party  under  an  obligation  of  confidentiality,   including,   without
limitation, information relating to trade secrets, business methods, products, processes, procedures, development or experimental projects, suppliers, customer lists or the needs of customers or prospective customers, clients, etc. (collectively "Confidential Information"), which Confidential Information, comes into his possession or knowledge during the Term of Employment, and he will not use such Confidential Information for his own purposes or for the purpose of any person, firm, corporation or entity other than the Corporation.

         (b) The provisions of Section 14(a) shall not apply to the following Confidential Information:

                  (i) Confidential Information which at the time of disclosure is already in the public domain;

                  (ii) Confidential Information which the Employee can demonstrate by written evidence was in his possession or known to him prior to the effective date of initial employment by the Corporation which is not subject to an obligation of confidentiality to the Corporation;

                  (iii) Confidential Information which subsequently becomes part of the public domain through no fault of the Employee;

                  (iv) Confidential Information which becomes known to the Employee through a third party who is under no obligation of confidentiality to the Corporation; and

                  (v) Confidential Information which is required to be disclosed by law or by judicial administrative proceedings.

         15. Non-Compete. Employee agrees that during the Term of Employment and
(a) for a period of two years thereafter during which salary continuation payments are made to Employee pursuant to Section 8 or 9, as appropriate or, (b) for a period of twelve (12) months following his Voluntary Termination,
Involuntary  Termination,  or  Termination  for Cause he shall not  directly  or indirectly be engaged in or assist others in engaging in any business or activity which is predominantly involved in research for determining human and non-human animal and/or plant gene sequences or which is researching, developing, making or selling products, processes or services which compete with any product, process or service which


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Corporation is  researching,  developing,  making or selling at the time of such termination whether his involvement shall be as an owner (except for passive ownership of up to five percent (5%) of the securities of a company), officer, director, employee, consultant, partner or agent; the parties acknowledge that Employee may be employed by an educational institution or the Federal Government or any of its agencies and may engage in any Permitted Relationship following termination of the Term of Employment.

         16. Notices. Notices and other communications hereunder shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows;

If to the Employee:        William A. Haseltine, Ph.D.
                           3053 P Street, NW
                           Washington, DC  20007

If to the Corporation:     Human Genome Sciences, Inc.
                           9410 Key West Avenue
                           Rockville, Maryland 20850

All notices and other communications given to any party hereto in accordance with the provision of this Agreement shall be deemed to have been given to the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

         17. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         18. Assignment. This agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the employee.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


         Corporation:                       HUMAN GENOME SCIENCES, INC.

                                            By: /s/ Donald D. Johnston
                                               --------------------------------
                                            Title: Chairman, Comp. Committee
                                                  -----------------------------
                                            By: /s/ Melvin D. Booth
                                               --------------------------------
                                            Title: President & COO
                                                  -----------------------------

         Employee:                          /s/ William A. Haseltine, Ph.D.
                                            ------------------------------------
                                             William A. Haseltine, Ph.D.